EXHIBIT 3.1
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
BIOHEART, INC.
     Pursuant to Sections 607.1003 and 607.1007 of the Florida Business Corporation Act, BIOHEART, INC., a Florida corporation (the “Corporation”), certifies that:
     These Amended and Restated Articles of Incorporation amend Article II of the Company’s Articles of Incorporation, as amended to date, to increase the number of authorized shares of capital stock and restate the Articles of Incorporation in its entirety. These Amended and Restated Articles of Incorporation were duly adopted by a majority of the Board of Directors of the Corporation at a meeting of the Board of Directors held on August 31, 2007. The amendments contained herein require the approval of the holders of shares of the Common Stock of the Corporation, and the shareholders of the Corporation approved such amendments by written consent dated September 18, 2007. The number of votes cast for the amendments was sufficient for approval by the holders of Common Stock of the Corporation.
     The text of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety, effective as of the date of filing of these Amended and Restated Articles of Incorporation with the Secretary of State of Florida, to read as follows:
ARTICLE I
NAME
     The name of the Corporation is BIOHEART, INC. (hereinafter called the “Corporation”).
ARTICLE II
CAPITAL STOCK
     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 89,028,500 shares, consisting of (a) 8,093,500 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and (b) 80,935,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”). In the event that the Board of Directors of the Corporation determines, in accordance with Section 607.10025 of the Florida Business Corporation Act, to combine shares of any issued and outstanding class or series into a lesser number of shares of the same class or series, the number of authorized shares of such class or series shall be reduced by the same percentage by which the issued shares of such class or series were reduced as a result of the combination. Notwithstanding the foregoing, in the event that, following such combination, the number of authorized shares of the class or series so combined is not a multiple of 1,000,000, the Board of Directors may, in its sole discretion and without shareholder approval, reduce the number of authorized shares of such class or series to the nearest multiple of 500,000 or 1,000,000, in its sole discretion.
     By way of illustration, if the Board of Directors determines to effect a 1-for-3 reverse stock split of the Common Stock, the number of authorized shares following the reverse stock split will equal 26,978,333; provided, however, that the Board may, in its discretion and without shareholder approval, reduce the number of authorized shares of Common Stock to 26,000,000 shares or 26,500,000 shares, in its sole discretion.

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     A statement of the powers, preferences and rights, and the qualifications, limitations or residents thereof; in respect of each class of stock of the Corporation, is as follows:
A. Preferred Stock
     (1) General. The Preferred Stock may be issued from time to time in one or more clases or series, the share of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.
     (2) Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance of any such Preferred Stock and with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:
          (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;
          (b) the number of shares to constitute the class or series and the designations thereof;
          (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;
          (d) whether or not the share of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;
          (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;
          (f) the dividend rate, if any, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preferences to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;
          (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
          (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

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          (i) such other rights or limitations with respect to any class or series as the Board of Directors may deem advisable.
     The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series, authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued and undesignated shares of the Preferred Stock.
B. Common Stock
     (1) General. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences, qualifications, limitations, privileges and other rights.
     (2) Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.
     (3) Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such date or dates as shall be fixed for such purpose by the Board of Directors in accordance with the Florida Business Corporation Act.
     (4) Other. The Common Stock and holders thereof shall have all such other powers and rights as provided by law.
ARTICLE III
MAILING ADDRESS
     The current address of the principal place of business of the Corporation is 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325.
ARTICLE IV
BOARD OF DIRECTORS
     The Corporation’s Board of Directors (the “Board”) shall consist of not fewer than one (1) nor more than fifteen (15) directors. The number of directors within these limits may be increased or decreased from time to time as provided in the Bylaws of the Corporation.

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ARTICLE V
REGISTERED AGENT
     The street address of the initial registered office of the Corporation is 13794 NW 4th Street, Suite 212, Sunrise, Florida 33325. The name of the initial registered agent of the Corporation at that address is Howard J. Leonhardt.
ARTICLE VI
INDEMNIFICATION
     The Corporation shall indemnify and may advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board may from time to time deem appropriate or advisable.
ARTICLE VII
BYLAWS
     The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation or any part thereof.
ARTICLE VIII
SPECIAL SHAREHOLDERS MEETINGS; LIMITATION OF LIABILITY
     A. Call of Special Shareholders Meeting. Except as otherwise required by law, the Corporation shall not be required to hold a special meeting of shareholders of the Corporation unless (in addition to any other requirements of law) (i) the holders of not less than fifty (50%) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by (a) the Board of Directors pursuant to a resolution approved by a majority of the entire Board, or (b) the Corporation’s Chairman of the Board or Chief Executive Officer. Only business within the purpose or purposes described in the special meeting notice required by Section 607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders’ meeting.
     B. Limitation of Liability. To the fullest extent permitted under the Florida Business Corporation Act and other applicable law, no member of the Board of Directors shall be personally liable to the Corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the law of the Corporation’s state of incorporation is hereafter amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent then permitted. No repeal or modification of this paragraph VIII.B. shall adversely effect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

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     IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Corporation’s Articles of Incorporation pursuant to the Florida Business Corporation Act of the State of Florida, executed these Amended and Restated Articles of Incorporation on this 27th day of September, 2007.

BIOHEART, INC.
By:
	Name:	Nicholas M. Burke
	Title:	Vice President of Financial Operations

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ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
BIOHEART, INC.
     Pursuant to the provisions of Section 607.10025 of the Florida Statutes, the undersigned Florida corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:
1. The name of the corporation is Bioheart, Inc. (the “Corporation”).
2. On August 31, 2007, the Board of Directors approved (collectively, the “Reverse Stock Split”):
•	a combination of the Corporation’s issued and outstanding shares of common stock (the “Common Stock”) such that every 1.6187 issued and outstanding shares of the Common Stock will be combined into 1 issued and outstanding share of the Common Stock (i.e. a 1-for-1.6187 reverse stock split); and

•	a combination of the Corporation’s issued and outstanding shares of preferred stock (the “Preferred Stock”) such that every 1.6187 issued and outstanding shares of the Preferred Stock will be combined into 1 issued and outstanding share of the Preferred Stock (i.e. a 1-for-1.6187 reverse stock split).
3. The Reverse Stock Split will be effective as of the date of filing of these Articles of Amendment with the Secretary of State of Florida.
4. In connection with this combination, Article II of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:
ARTICLE II
CAPITAL STOCK
     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 55,000,000 shares, consisting of (a) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and (b) 50,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”). In the event that the Board of Directors of the Corporation determines, in accordance with Section 607.10025 of the Florida Business Corporation Act, to combine shares of any issued and outstanding class or series into a lesser number of shares of the same class or series, the number of authorized shares of such class or series shall be reduced by the same percentage by which the issued shares of such class or series were reduced as a result of

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the combination. Notwithstanding the foregoing, in the event that, following such combination, the number of authorized shares of the class or series so combined is not a multiple of 1,000,000, the Board of Directors may, in its sole discretion and without shareholder approval, reduce the number of authorized shares of such class or series to the nearest multiple of 500,000 or 1,000,000, in its sole discretion.
     By way of illustration, if the Board of Directors determines to effect a 1-for-3 reverse stock split of the Common Stock, the number of authorized shares following the reverse stock split will equal 16,666,666; provided, however, that the Board may, in its discretion and without shareholder approval, reduce the number of authorized shares of Common Stock to 16,000,000 shares or 16,500,000 shares, in its sole discretion.
     A statement of the powers, preferences and rights, and the qualifications, limitations or residents thereof; in respect of each class of stock of the Corporation, is as follows:
A. Preferred Stock
     (1) General. The Preferred Stock may be issued from time to time in one or more clases or series, the share of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.
     (2) Preferences. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance of any such Preferred Stock and with respect to each class or series of Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:
          (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;
          (b) the number of shares to constitute the class or series and the designations thereof;
          (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

          (d) whether or not the share of any class or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;
          (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;
          (f) the dividend rate, if any, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preferences to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or non-cumulative, and if cumulative, the date or dates from which such dividends shall accumulate;
          (g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;
          (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation’s capital stock and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and
          (i) such other rights or limitations with respect to any class or series as the Board of Directors may deem advisable.
     The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series, authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued and undesignated shares of the Preferred Stock.

B. Common Stock
     (1) General. All shares of Common Stock shall be identical and shall entitle the holders thereof to the same powers, preferences, qualifications, limitations, privileges and other rights.
     (2) Voting Rights. Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of the Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock and each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.
     (3) Dividends. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefore, dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such date or dates as shall be fixed for such purpose by the Board of Directors in accordance with the Florida Business Corporation Act.
     (4) Other. The Common Stock and holders thereof shall have all such other powers and rights as provided by law.
5. This Amendment to the Articles of Incorporation does not adversely affect the rights or preferences of the holders of outstanding shares of any class or series of the Corporation’s capital stock and does not result in the percentage of authorized shares that remain unissued after the division or combination exceeding the percentage of authorized shares that were unissued before the division or combination.
6. The effective date of the amendment to the Articles of Incorporation of the Corporation set forth herein will be as of the date of filing of these Articles of Amendment with Secretary of State of Florida.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed on this 27th day of September, 2007.

By:
	Name:	Nicholas M. Burke
	Title:	Vice President of Financial Operations